Exhibit 10.1

AMENDMENT NUMBER FOUR

to the

Amended and Restated Master Repurchase Agreement

Dated as of October 21, 2010

between

BANK OF AMERICA, N.A.

and

NATIONSTAR MORTGAGE LLC

This AMENDMENT NUMBER FOUR (this “Amendment”) is made as of this 1st day of June, 2012, by and between Bank of America, N.A. (“Buyer”) and Nationstar Mortgage LLC (“Seller”) to that certain Amended and Restated Master Repurchase Agreement, dated as of October 21, 2010 (as amended by Amendment Number One to the Master Repurchase Agreement, dated as of November 24, 2010, Amendment Number Two to the Master Repurchase Agreement, dated as of October 20, 2011, Amendment Number Three to the Master Repurchase Agreement, dated as of January 17, 2012, that certain Amendment and Waiver, dated as of February 21, 2012, in each case between Seller and Buyer, and as further amended, supplemented or otherwise modified from time to time, the “Agreement”), between Seller and Buyer.

WHEREAS, Seller has requested and Buyer agrees to amend the Agreement as more specifically set forth herein; and

WHEREAS, as of the date of this Amendment, Seller represents to Buyer that it is in compliance with all of the representations and warranties and all of the affirmative and negative covenants set forth in the Agreement and is not in default under the Agreement.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and for the mutual covenants herein contained, the parties hereto hereby agree as follows:

SECTION 1.    Amendments. Effective as of June 1, 2012 (the “Effective Date”) the Agreement is hereby amended as follows:

(a)    Exhibit A to the Agreement is hereby amended by deleting the definition “Other Mortgage Loan Documents” in its entirety and replacing it with the following (with the modified text underlined for review purposes):

Other Mortgage Loan Documents: In addition to the Mortgage Loan Documents, the following: (i) the original recorded Mortgage, if not included in the Mortgage Loan Documents; (ii) a copy of the preliminary title commitment showing the policy number or preliminary attorney’s opinion of title and the original policy of mortgagee’s title insurance or unexpired commitment for a policy of mortgagee’s title insurance, if not included in the Mortgage Loan Documents; (iii) the original Closing Protection Letter and a copy of the Irrevocable Closing Instructions; (iv) the original Purchase Commitment; (v) the original FHA certificate of insurance or commitment to insure, the VA certificate of guaranty or commitment to guaranty and the private mortgage insurer’s certificate or commitment to insure, as applicable; (vi) the survey, flood certificate, hazard insurance policy and flood insurance policy, as applicable; (vii) the original of any assumption, modification, consolidation or extension agreements, with evidence of recording thereon or copies stamp certified by an authorized officer of Seller to have been sent for recording, if any; (viii) copy of each instrument necessary to complete identification of any exception set forth in the exception schedule in the title policy; (ix) the loan application; (x) verification of employment and income, if applicable; (xi) verification of source and amount of downpayment; (xii) credit report on Mortgagor; (xiii) appraisal of Mortgaged Property (or in the case of any HARP Mortgage Loan, the related automated valuation model estimate provided by the applicable Agency); (xiv) the original executed disclosure statement; (xv) Tax receipts, insurance premium receipts, ledger sheets, payment records, insurance claim files and correspondence, current and historical computerized data files, underwriting standards used for origination and all other related papers and records; (xvi) the original of any guarantee executed in connection with the Mortgage Note (if any); (xvii) the original of any security agreement, chattel mortgage or equivalent document executed in connection with the Mortgage; (xviii) all copies of power of attorneys or similar instruments, if applicable; and (xix) all other documents relating to the Purchased Mortgage Loan.

(b)    Exhibit A to the Agreement is hereby amended by deleting the definition of “Mortgage Loan” in its entirety and replacing it with the following (modified text underlined for review purposes):

Mortgage Loan: An Agency Eligible Mortgage Loan, Conventional Conforming Mortgage Loan, Government Mortgage Loan, Jumbo Mortgage Loan or Harp Mortgage Loan, as further specified in the Transactions Terms Letter, which Mortgage Loan may be either a Dry Mortgage Loan or a Wet Mortgage Loan.

(c)    Exhibit A to the Agreement is hereby amended by inserting the following new definition in the appropriate alphabetical order:

HARP Mortgage Loan: Unless otherwise defined in the Transactions Terms Letter, a Mortgage Loan that fully conforms to the Home Affordable Refinance Program (as such program is amended, supplemented or otherwise modified, from time to time), and is referred to by Fannie Mae as a “Refi Plus mortgage loan” or “DU Refi Plus mortgage loan”, and by Freddie Mac as a “Relief Refinance Mortgage”.

(d)    Exhibit L: Representations and Warranties Concerning Purchased Assets is hereby amended by deleting clauses “(aa),” “(hh)” and “(mm)” thereof in their respective entireties and replacing them with the following (with the modified text underlined for review purposes):

(aa)  Compliance with Guidelines. The Mortgage Loan was originated in compliance with, and remains in compliance with Seller’s underwriting guidelines acceptable to Buyer in its sole reasonable discretion. Each Agency Eligible Mortgage Loan was originated in Strict Compliance with and remains in compliance with the Agency Guides. Each HARP Mortgage Loan was originated in Strict Compliance with and remains in compliance with the Agency Guides and the guidance issued by the Federal Housing Finance Authority, Fannie Mae and Freddie Mac for origination of mortgage loans under the Home Affordable Refinance Program (as such program is amended, supplemented or otherwise modified, from time to time).

(hh)  Appraisal. Except with respect to HARP Mortgage Loans, a full appraisal of the related Mortgaged Property was conducted and executed prior to the funding of the Mortgage Loan by a qualified appraiser, duly appointed by Seller, who had no interest, direct or indirect in the Mortgaged Property or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the Mortgage Loan, and the appraisal and appraiser both satisfy the relevant Fannie Mae and Freddie Mac guidelines, each as amended and as in effect on the date the Mortgage Loan was originated. For each HARP Mortgage Loan, the related Agency has provided a reliable automated valuation model estimate.

(mm)  Proceeds of Mortgage Loan.    The proceeds of the Mortgage Loan have not been and shall not be used to satisfy, in whole or in part, any debt owed or owing by the Mortgagor to Seller or any Affiliate or correspondent of Seller, except in connection with a refinanced Mortgage Loan (including a HARP Mortgage Loan).

SECTION 2.    Fees and Expenses.    Seller agrees to pay to Buyer all fees and out of pocket expenses incurred by Buyer in connection with this Amendment, including all reasonable fees and out of pocket costs and expenses of the legal counsel Buyer incurred in connection with this Amendment, in accordance with Section 12.2 of the Agreement.

SECTION 3.    Defined Terms.    Any terms capitalized but not otherwise defined herein should have the respective meanings set forth in the Agreement.

SECTION 4.    Limited Effect.    Except as amended hereby, the Agreement shall continue in full force and effect in accordance with its terms. Reference to this Amendment need not be made in the Agreement or any other instrument or document executed in connection therewith, or in any certificate, letter or communication issued or made pursuant to, or with respect to, the Agreement, any reference in any of such items to the Agreement being sufficient to refer to the Agreement as amended hereby.

SECTION 5.    Representations.    In order to induce Buyer to execute and deliver this Amendment, Seller hereby represents to Buyer that as of the date hereof, (i) Seller is in full compliance with all of the terms and conditions of the Principal Agreements and remains bound by the terms thereof, and (ii) no Potential Default or Event of Default has occurred and is continuing under the Principal Agreements.

SECTION 6.    Governing Law.    This Amendment shall be construed in accordance with the laws of the State of New York without regard to any conflicts of law provisions (except for Section 5-1401 of the New York General Obligations Law, which shall govern) and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with the laws of the State of New York, except to the extent preempted by federal law.

SECTION 7.    Counterparts.    For the purpose of facilitating the execution of this Amendment, and for other purposes, this Amendment may be executed simultaneously in any number of counterparts. Each counterpart shall be deemed to be an original, and all such counterparts shall constitute one and the same instrument. The parties intend that faxed signatures and electronically imaged signatures such as .pdf files shall constitute original signatures and are binding on all parties. The original documents shall be promptly delivered, if requested.

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IN WITNESS WHEREOF, Buyer and Seller have caused this Amendment to be executed and delivered by their duly authorized officers as of the Effective Date.

BANK OF AMERICA, N.A., as Buyer		NATIONSTAR MORTGAGE LLC, as seller

By:	/s/ Rayanthi De Mel	By:	/s/ Gregory Oniu
Name: Rayanthi De Mel Title: Assistant Vice President, Bank of America, N.A.		Name: Gregory Oniu Title: Senior Vice President